EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

MEDE America Corporation
East Meadow, New York


We consent to the use in Amendment No. 2 to Registration Statement No. 333-55977 of MEDE America Corporation on Form S-1 of our report dated October 7, 1997 relating to the statement of income of The Stockton Group, Inc. for the year ended June 30, 1997, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Charlotte, North Carolina

July 22, 1998